Demand Promissory Note

Full Names: 3Forces Inc, formerly Live Inc

Address: 7702 E Doubletree Ranch Road, Suite 300, Scottsdale, AZ 85258

(Hereinafter referred to as the Borrower)

Full Name: Keith Wong

Address: c/o Proftron, LLC, 7702 E Doubletree Ranch Road, Suite 300, Scottsdale, AZ 85258

(Hereinafter referred to as the Lender)

for value received, the Borrower hereby unconditionally promises to pay to the order of Lender the sum of Two Hundred Thousand Dollars ($54,141.17**) or any remaining unpaid principal thereof together with compounded interest accrued at the rate of 4 percent (4%) per quarter on any unpaid balance plus any reasonable legal and collection fees. All the other unaffected terms of this Note shall remain in full force.

Payable on Demand

The entire outstanding amount shall become immediately payable upon demand by the Lender or holder of this Note.

Place of Payment

Payment shall be made at the above stated address of the Lender or at such place as may be designated from time to time in writing by the Lender or holder of this Note. For ease of payment the Borrower may exercise the option to effect payment by direct deposit or electronic transfer of funds into the account of Lender as specified in writing.

Prepayment

The Borrower may prepay this Note in full or in part at any time without premium or penalty. All prepayments shall first be applied to accrued interest and thereafter to the principal loan amount.

Default

Should the Borrower not make full payment within five days of demand, this Note may be turned over for collection and the Borrower agrees to pay all reasonable legal fees and collection charges to the extent permissible by law, in addition to other amounts due.

Transfer

The Lender may transfer this Note to another holder without notice to the Borrower and the Borrower agrees to remain bound to any subsequent holder of this Note under the terms of this Note.

Replacement of Note

The Borrower agrees to execute a new Note with the same terms and conditions and remaining value in the event that this Note is lost, stolen or mutilated. The Lender shall release the Borrower of all obligations under the lost, stolen or mutilated Note in lieu of a replacement new Note.

Joint and Several Liability

All Borrowers or Co-signors identified in this Note shall be equally liable for the repayment of the debt described in this Note.

Borrower's Waiver

The Borrower waives presentment for payment, notice of non-payment, off-set, protest and notice of protest and agrees to remain fully bound until this Note is paid in full.

Lender's Indulgence

No relaxation, indulgence, waiver, release or concession of any terms of this Note by the Lender on one occasion shall be binding unless in writing and if granted shall not be applicable to any other or future occasion.

Binding Effect

The terms of this Note shall be binding upon the Borrower's successors and shall accrue to the benefit and be enforceable by the Lender and his/her successors, legal representatives and assigns.

Jurisdiction

This Note shall be construed, interpreted and governed in accordance with the laws of the State of Arizona and should any provision of this Note be judged by an appropriate court of law as invalid, it shall not affect any of the remaining provisions whatsoever.

General

Where appropriate words signifying one gender shall include the others and words signifying the singular shall include the plural and vice versa.

Paragraph headings are for convenience of reference only and are not intended to have any effect in the interpretation or determining of rights or obligations under this Note.

Signed on May 27, 2021

(1)Borrowers Name Live Inc, dba Talguu Inc

Borrower's Signature:

Name, Title: Keith Wong, CEO/CFO

(2)Lender’s Name, Title: Keith Wong, individual

Lender’s Signature: